CONTACT: INVESTOR RELATIONS

Henry R. Mandell, CEO
Spatializer Audio Laboratories, Inc.
408-453-4180 Ext.201
E-mail: investor@spatializer.com

For Release 7:30 am EST March 23, 2005:

Spatializer Audio Laboratories Inc. Returns to Profitability in Fourth Quarter

Fiscal 2004 Net Loss Significantly Reduced From Prior Year

SAN JOSE, CA, March 23, 2005 — Spatializer Audio Laboratories Inc. (OTC BB: SPAZ) today reported revenues for the fourth quarter ended December 31, 2004 of $495,000, compared to $345,000 in the prior year, an increase of 43%. Spatializer reported net income of $170,000, $0.00 per share, for the three months ended December 31, 2004, compared to net loss of ($102,000), ($0.00) per share, in the prior year.

Revenues for the twelve months ended December 31, 2004 were $1,106,000, compared to $1,269,000 in the prior year, a decrease of 13%. Net loss for the year ended December 31, 2004 was ($157,000), or ($0.01) per share, compared to net loss of ($495,000), or ($0.01) in the prior year.

At December 31, 2004, Spatializer had $871,000 in cash and cash equivalents, compared to $590,000 at December 31, 2003. Spatializer working capital at December 31, 2004 was $586,000 compared with working capital of $793,000 at December 31, 2003.

While the overall decrease in revenue was 13% in fiscal 2004, the revenue mix by licensee platform was significantly different this year compared to the prior year. The decrease in revenues results primarily to the loss or reduction at three key DVD player accounts and one PC account which, in aggregate, generated approximately 56% of total fiscal 2003 revenue. In each case, these licensees decided to use no licensed virtual surround solution or opted for a free solution from their chip supplier, driven primarily by cost reduction pressure. These losses were partially offset by three new revenue sources in cellular phones, mobile audio semiconductors and PCs and the expansion of an existing license relating to recordable DVD. Growth in the cellular phone and mobile semiconductor categories resulted in the 43% increase in fourth quarter year over year revenue.

Net loss for the year ended December 31, 2004 was significantly reduced, in spite of the revenue decline, due to an ongoing overhead rationalization program designed to maximize variable costs in engineering and sales and marketing.

“We were able to begin gaining revenue traction in the fourth quarter of 2004 as our initiatives in semiconductor, mobile phone and PC licensing generated meaningful revenue,” stated Henry R. Mandell, chief executive officer of Spatializer Audio Laboratories, Inc. “The result of this was a strongly profitable fourth quarter in 2004. While the first quarter is traditionally a weak quarter for our industry and visibility remains limited due to the dynamics of the market, we are cautiously optimistic for fiscal 2005.”

“This cautious optimism results from regular revenue from the Samsung licensing deal that we announced in August, 2004, design-ins for 2005 recordable DVD product at a global brand and ongoing use of our technology for PC-based applications. Mobile phone design-ins are usually of durations of three to six months per handset. While we expect to win in upcoming phone models and discussions are continuing, future wins cannot absolutely be assured. We benefit from both a lean and flexible overhead structure. Our new Asian Development Center in India provides us with quality, low cost support for our applications engineering work and significantly increases our customer support capability. Lastly, we are expanding the scope of our distribution capability into new international markets that will expose new customers to the Spatializer advantage.”

Mandell concluded, “We have seen positive results from both our infrastructure initiatives and our efforts to transition to new revenue sources in different product categories. In 2005, we will truly be a global company of expanded capabilities, with sensible and realistic infrastructure. We enter 2005 with greater bottom line leverage than the competition. We look forward to further capitalizing on opportunities in the mobile phone, portable media player, PC and home entertainment markets.”

About Spatializer

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation audio technologies for the consumer electronics, computing and mobile communication markets. The company’s advanced audio technology is incorporated into consumer electronics audio and video products, PC and mobile phone handsets from several global brand leaders. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in San Jose, CA, with executive offices in Westlake Village, CA and representative offices throughout Japan and in Korea. Further information may be obtained from the company’s web site, www.spatializer.com, Spatializer’s SEC filings, and by contacting the company’s Investor Relations Department at 408-453-4180 or by writing to investor@spatializer.com.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this background news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management’s belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company’s financial goals will be realized. Numerous uncertainties and risk factors may affect the company’s actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, dependence on third-party technology integrators or chip suppliers, competition and pricing pressures, and other risks detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission.

NOTE: Desper Products Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories Inc. Spatializer® is a registered trademark of Desper Products Inc. All other trademarks are the property of their respective owners.

Copyright © 2005 Spatializer Audio Laboratories, Inc.

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SPATIALIZER AUDIO LABORATORIES, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2004	2003
ASSETS
Current Assets:
Cash and Cash Equivalents	$871,155	$589,797
Accounts Receivable	325,712	345,411
Prepaid Expenses and Other Current Assets	70,940	35,430

Total Current Assets	1,267,807	970,638
Property and Equipment, Net	29,527	42,022
Intangible Assets, Net	166,710	192,485
Other Assets	—	—

	$1,464,044	$1,205,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes Payable	66,252
Notes Payable to Related Party, Short Term	—	37,500
Accounts Payable	71,873	21,466
Accrued Wages and Benefits	50,446	36,973
Accrued Professional Fees	20,000	20,000
Accrued Commissions	32,182	33,856
Accrued Expenses	32,979	28,197

Deferred Income	391,395

Total Current Liabilities	665,127	177,992
Notes Payable to Related Party, Long Term	—	70,746
Commitments and Contingencies
Series B-1 Redeemable Convertible Preferred Shares, $0.01 par value:
1,000,000 shares authorized; 102,762 shares issued and outstanding at December 31, 2004 (liquidation preference of $1,027,620)	1,028	1,028
Stockholders’ Equity (Deficit):
Common shares, $0.01 par value; 65,000,000 shares authorized; 46,975,363 and 47,015,865 shares issued and outstanding at December 31, 2004 and 2003, respectively	469,754	470,159
Additional Paid-In Capital	46,429,020	46,428,615
Accumulated Deficit	(46,100,885)	(45,943,395)

Total Shareholders’ Equity	797,889	955,379

	$1,464,044	$1,205,145

See accompanying notes to consolidated financial statements

SPATIALIZER AUDIO LABORATORIES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three	For The Three
	Months Ended	Months Ended	For the Year	For the year
	December 31,	December 31,	Ended	Ended
	2004	2003	December 31,	December 31,
	(unaudited)	(unaudited)	2004	2003
Revenues:
Product Revenues
Licensing Revenues
Royalty Revenues	$495,060	$344,667	$1,105,923	$1,269,286

	495,060	344,667	1,105,923	1,269,286
Cost of Revenues	50,144	28,831	111,395	122,417

	444,916	315,836	994,528	1,146,869

Operating Expenses:
General and administrative	87,230	225,194	615,412	811,024
Research and development	97,457	125,651	393,004	458,940
Sales and marketing	90,845	65,512	137,889	360,692

	275,532	416,357	1,146,305	1,630,656

Operating income (loss)	169,384	(100,521)	(151,777)	(483,787)

Interest income	2,349	1,293	4,982	7,201
Interest expense	(1,592)	(2,813)	(10,295)	(13,447)
Other income (expense), net	—	—	0	0

	757	(1,520)	(5,313)	(6,246)
Income (loss) before income taxes	170,141	(102,041)	(157,090)	(490,033)

Income taxes	—	(6,040)	(400)	(5,420)

Net income (loss)	$170,141	$(102,041)	$(157,490)	$(495,453)

Basic and diluted income (loss) per share:	$0.00	$(0.00)	$(0.00)	$(0.01)

Weighted-average shares outstanding	46,975,363	47,309,171	46,975,363	47,309,171

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